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                                                                Exhibit 99(b)(j)

                        Briggs Bunting & Dougherty, LLP
               Certified Public Accoutants and Business Advisors

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated August 1, 2001, accompanying the June 30, 2001 financial statements of Trainer Wortham First Mutual Fund, Trainer Wortham Total Return Bond Fund, Trainer Wortham Large-Cap Growth Fund, and Froley Revy Convertible Securities Fund (each a series of shares of beneficial interest of Trainer Wortham Funds) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We also consent to the reference to our firm under the caption "Financial Statements" in the Prospectus.

                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                         ------------------------------------
                                             BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 15, 2001